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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     April 21, 1997
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                            NATIONAL PROCESSING, INC.
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             (Exact name of registrant as specified in its charter)

              Ohio                        1-11905              61-1303983
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    (State or Other Jurisdiction        (Commission           IRS Employer
         of Incorporation)               File Number)      Identification No.)

One Oxmoor Place, 101 Bullitt Lane, Suite 450, Louisville, Kentucky       40222
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(Address of Principal Executive Offices)                              (Zip Code)



Registrant's telephone number, including area code   (502) 326-7000
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5      Other Events
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            On April 14, 1997, the Registrant issued a Press Release
announcing that net income for the three months ended March 31, 1997, was $370,000 or $.01 per share. Included in the net income were nonrecurring after-tax charges of $3,867,000 or $.08 per share, for severance and associated costs related to organizational restructuring actions undertaken in the period. Exclusive of these charges, net income would have been $4,237,000 or $.09 per share, which compares to first quarter 1996 results of $5,860,000 or $.14 per share.

            The decline in net income in the first quarter of 1997 was due primarily to lower profitability in the Merchant Services division which is experiencing severe pricing pressures on renewals of existing contracts as well as acquisition of new business, with a negative effect on both revenues and margins.

            Reference is made to the News Release, dated April 14, 1997, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits
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            a)    Financial Statements of business acquired:
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                  None.

            b)    Pro forma financial information:
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                  None.

            c)    Exhibits:
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                  99.1 News Release, dated April 14, 1997 incorporated
                  herein by reference.


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                                   Signatures
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            Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 21, 1997

                                        By  /s/  David P. Lewis
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                                            David P. Lewis
                                            Attorney